Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Capital Bank Financial Corp. (formerly known as North American Financial Holdings, Inc.) on Form S-8 of our report dated March 31, 2011 on the consolidated financial statements of TIB Financial Corp.

/s/ Crowe Horwath LLP

Fort Lauderdale, Florida

August 8, 2013